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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3 (File No. 333-63565), of our report dated August 16, 1999, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 1999-C, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.



/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
August 23, 1999